UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2017

TEAM HEALTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee	37919
(Address of registrant’s principal executive office)	(Zip code)

(865) 693-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 9, 2017, Tennessee Merger Sub, Inc., a Delaware corporation (“Merger Sub”), provided prospective investors with certain information in connection with proposed financing activities relating to the previously announced proposed acquisition of Team Health Holdings, Inc., a Delaware corporation (the “Company”), by funds affiliated with The Blackstone Group L.P., pursuant to the Agreement and Plan of Merger, dated as of October 30, 2016 (the “Merger Agreement”), by and among the Company, Tennessee Parent, Inc., a Delaware corporation, and Merger Sub (the “Merger”), an excerpt of which is included as Exhibit 99.1 to this report and incorporated by reference in this Item 7.01.

The information furnished pursuant to this Form 8-K (including the exhibits hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the registrant’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the registrant expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01 Other Events

On January 9, 2017, the Company announced that Merger Sub intends to offer $1,015 million aggregate principal amount of Senior Notes due 2025 (the “Notes”), subject to market and other conditions. Merger Sub intends to use the proceeds from the offering of the Notes to finance a portion of the cash consideration for the Merger. Merger Sub is not an affiliate of the Company. A copy of the press release announcing the offering of the Notes is attached hereto as Exhibit 99.2 and is incorporated by reference in this Item 8.01.

Unless the Merger and certain related transactions are consummated simultaneously with the offering of the Notes, Merger Sub will deposit (or cause to be deposited) the gross proceeds of the offering of the Notes into a segregated escrow account until the date that certain escrow release conditions, including the consummation of the Merger, have been satisfied. The Notes will be senior unsecured obligations of Merger Sub. Upon the release of the proceeds from escrow, the Company will assume the obligations under the Notes and the Notes will initially be guaranteed by certain of the Company’s subsidiaries on a senior unsecured basis.

The Notes and the related guarantees will be offered to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or any state or other jurisdiction’s securities laws. Accordingly, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state or other jurisdiction’s securities laws.

In addition, on January 9, 2017, Team Health, Inc., a Tennessee corporation (“Team Health”), a wholly-owned subsidiary of the Company, requested that the trustee under the indenture, dated as of November 23, 2015, among Team Health, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, governing Team Health’s 7.250% Senior Notes due 2023 (the “Existing Notes”), on behalf of Team Health, provide notices of redemption to the holders of the Existing Notes, specifying February 6, 2017 as the redemption date. The redemption of the Existing Notes is subject to the satisfaction of certain conditions specified in the notices of redemption, including the completion of the Merger and certain other transactions in connection with the Merger.

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Merger being completed within the anticipated timeframe or at all, the realization of the expected benefits of the Merger, the Company’s and the combined business’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this report or in other statements attributable to the Company are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such “forward-looking statements,” include but are not limited to the occurrence of any event that could give rise to a termination of the Merger Agreement, the risks that the Merger disrupts current plans and operations, current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company’s forward looking statements speak only as of the date hereof and the date they are made. The Company disclaims any intent or obligation to update “forward looking statements” made in this report to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Excerpts from materials to be provided to prospective investors on January 9, 2017.
99.2	Press Release, dated January 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2017	TEAM HEALTH HOLDINGS, INC.

	By:	/s/ David P. Jones
Name: David P. Jones
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Excerpts from materials to be provided to prospective investors on January 9, 2017.
99.2	Press Release, dated January 9, 2017.

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